UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:  October 12, 2004

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events and Regulation FD Disclosure.

Stock Price Established October 2004

On October 8, 2004, the Board of Directors of Science Applications International Corporation (“SAIC”) established the price of SAIC’s Class A Common Stock at $38.14.  Pursuant to SAIC’s Certificate of Incorporation, the price applicable to shares of Class B Common Stock is equal to twenty times the price of the Class A Common Stock.

The price of the Class A Common Stock is established by the Board of Directors pursuant to a valuation process which includes a stock price formula and valuation input from an independent appraisal firm. The following table sets forth information concerning the formula price for the Class A Common Stock, the applicable price for the Class B Common Stock and each of the variables contained in the formula, including the market factor, in effect for the periods beginning on the dates indicated.  The values of the variables of the stock price formula presented in the following table reflect the financial data that existed at the time of each stock price determination.  The Board of Directors sets the market factor at the value which causes the formula to yield the price which the Board of Directors believes reflects a fair market value.

Date	Market Factor	“E” or Adjusted Stockholders’ Equity(1)	“W1” or Shares Outstanding(2)	“P” or Adjusted Earnings(3)	“W” or Weighted Avg. Shares Outstanding(4)	Price Per Share of Class A Common Stock	Price Per Share of Class B Common Stock	Percentage Price Change(5)

October 8, 2004	2.30	$2,283,435,000	189,671,084	$378,169,000	188,637,287	$38.14	$762.80	2.2%
July 16, 2004	2.20	$2,261,422,000	191,943,098	$386,692,000	188,653,945	$37.31	$746.20	(0.1)%
April 16, 2004	2.30	$2,190,267,000	191,418,123	$375,064,000	188,561,115	$37.34	$746.80	2.2%
January 9, 2004	2.20	$2,196,927,000	190,348,029	$380,148,000	189,499,866	$36.52	$730.40	14.9%

(1)          “E” is our stockholders’ equity at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur, adjusted to reflect the value of publicly traded equity securities classified as investments in marketable securities, as well as the profit or loss impact, if any, on stockholders’ equity arising from investment activities, non-recurring gains or losses on sales of business units, subsidiary common stock, or similar transactions closed, as of the valuation date.

(2)          “W1” is the number of outstanding common shares and common share equivalents at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur.

(3)          “P” is our operating income for the four fiscal quarters immediately preceding the price determination, net of taxes, excluding investment activities, losses on impaired intangible assets, non-recurring gains or losses on sales of business units, subsidiary common stock and similar items, and including our equity in the income or loss of unconsolidated affiliates and the minority interest in income or loss of consolidated subsidiaries. The aggregate amount of these items on a pre-tax basis is disclosed as “segment operating income” in our consolidated quarterly and annual financial statements filed with the SEC.

(4)          “W” is the weighted average number of outstanding common shares and common share equivalents for the four fiscal quarters immediately preceding the price determination, as used by SAIC in computing diluted earnings per share.

(5)          Value shown represents the percentage change in the price per share of Class A Common Stock from the prior valuation.

SAIC posts on its intranet and its external stockholder portal website at www.saic.com a quarterly update prepared by management that explains some of the primary factors or drivers that have influenced the stock price in the last quarter.  A copy of the quarterly update dated October 8, 2004 is attached as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit 99.1                                Quarterly Update dated October 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: October 12, 2004	By	/s/	DOUGLAS E. SCOTT
Douglas E. Scott
	Its:		Senior Vice President
General Counsel and Secretary